SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K
Amendment Number 2
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 29, 2004
Date of Report (Date of earliest event reported)

Commission file number: 0-29213

HOUSE OF BRUSSELS CHOCOLATES INC.
(Name of small business issuer in its charter)

NEVADA	52-2202416
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Riverway, Suite 1700, Houston, Texas, 77056
(Address of principal executive offices)

(713) 599-0800
(Issuer’s telephone number)

House of Brussels Chocolates Inc. is filing this Amendment No. 2 on Form 8-K/A to its Form 8-K/A Amendment 1 that was originally filed with the Securities and Exchange Commission (“SEC”) on October 12, 2004 (the “Original 8-K/A”) to expand the financial information provided in connection with our acquisition of DeBas Chocolate Inc. (“DeBas”). Such expanded information includes audited financial statements for DeBas as of December 31, 2003 and 2002 together with proforma financial information for House of Brussels Chocolates Inc. as of April 30, 2004.

This Amendment No. 2 continues to speak as of the date of the Original 8-K/A, and we have not updated the disclosure contained herein to reflect any events that occurred at a later date other than those set forth above. All information contained in this Amendment No. 2 is subject to updating and supplementing as provided in our periodic reports filed with the SEC subsequent to the date of the filing of the Original 8-K/A.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

On July 29, 2004, House of Brussels Chocolates Inc. (“HBSL”) entered a Stock Purchase Agreement with DeBas Chocolates, Inc., a California corporation whereby we purchased all of the outstanding shares of Common Stock of DeBas to increase our business of manufacturing and retailing gourmet chocolate products. As part of the transaction, we acquired the specially designed manufacturing plant and product facility in which DeBas operates. Additionally, Guy Debbas, Founder and President of DeBas, will remain with us as Vice President of Product Development under a five-year employment agreement. Management believes this acquisition offered us the opportunity to expand our product lines and market relationships. DeBas will operate as a wholly owned subsidiary of HBSL.

We acquired all of the outstanding shares of Common Stock of DeBas from Guy Debbas, the sole shareholder of DeBas, for a purchase price of $1,130,000 payable $200,000 cash and 324,042 shares of our restricted common stock (“HBSL Stock”), valued at $930,000 (calculated using the 5-day average of market closing price of our common stock). The Stock Purchase Agreement provided that of the $200,000 cash and 324,042 shares of HBSL Stock, $150,000 cash and 226,481 shares of HBSL Stock would be held in escrow subject to distribution to either Mr. Debbas or for cancellation by us in accordance with the terms and conditions of the Stock Purchase Agreement and Escrow Agreement. The funds utilized for the purchase were derived from cash of the Company.

We previously reported this transaction on Form 8-K filed on August 3, 2004. This Amendment Number 2 to Form 8-K contains the audited financial information in connection with this transaction including:

•	the audited financial statements of DeBas Chocolate, Inc. as required by Item 9.01 (a), and
•	the pro forma financial statements for House of Brussels Chocolates Inc., as required by Item 9.01 (b).

The financial information begins on page F-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: July 18, 2005
By: /s/ Grant Petersen
Grant Petersen
Chief Executive Officer, President and Director

INDEX TO FINANCIAL STATEMENTS

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Debas Chocolate, Inc.

	Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

	Balance Sheets as of December 31, 2003 and 2002	F-3

	Statements of Operations for the years ended December 31, 2003 and 2002	F-4

	Statements of Changes in Stockholders' Deficit for the years ended December 31, 2003 and 2002	F-5

	Statements of Cash Flows for the years ended December 31, 2003 and 2002	F-6

	Notes to Financial Statements	F-7

(b)	PROFORMA FINANCIAL INFORMATION
House of Brussels Chocolates Inc.

	Unaudited Proforma Condensed Consolidated Balance Sheet as of April 30, 2004	F-20

	Unaudited Proforma Condensed Consolidated Statement of Operations for the year ended April 30, 2004	F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
Debas Chocolate, Inc.

We have audited the accompanying balance sheets of Debas Chocolate, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Debas Chocolate, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
July 15, 2005

DEBAS CHOCOLATE, INC.
BALANCE SHEET
December 31, 2003 and 2002

ASSETS
	2003	2002
Current assets:
Cash and cash equivalents	$7,735	$244,554
Accounts and notes receivable	271,426	257,067
Inventory	353,325	704,745
Prepaid expenses and other	10,854	15,865

Total current assets	643,340	1,222,231

Property, plant and equipment, net	701,139	732,146

Intangible assets - patents	34,460	19,705

Total assets	$1,378,939	$1,974,082

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current maturities of notes payable and long-term debt	$419,992	$199,411
Current portion of capital lease obligation	23,997	20,292
Accounts payable and accrued liabilities	758,436	507,866
Due to individuals	114,653	125,150
Due to the stockholder	259,510	95,782

Total current liabilities	1,576,588	948,501

Notes payable and long-term debt, net of current maturities	958,263	1,192,376

Capital lease obligation, net of current portion	28,194	31,784

Total liabilities	2,563,045	2,172,661

Commitments and contingencies

Stockholders' deficit
Common stock: no par value, 10,000 shares authorized, issued and outstanding	1,110,018	1,110,018
Accumulated deficit	(2,294,124)	(1,308,597)

Total stockholders' deficit	(1,184,106)	(198,579)

Total liabilities and stockholders' deficit	$1,378.939	$1,974,082

The accompanying notes are an integral part of the financial statements

DEBAS CHOCOLATE, INC.
STATEMENT OF OPERATIONS
For The Years Ended December 31, 2003 and 2002

	2003	2002

Sales	$2,238,147	$2,078,356
Cost of goods sold	2,286,679	1,381,684

Gross margin	(48,532)	696,672

Selling, general and administrative expenses	765,723	709,793

Loss from operations	(814,255)	(13,121)

Interest expense	(171,272)	(204,759)

Net loss	$(985,527)	$(217,880)

The accompanying notes are an integral part of the financial statements

DEBAS CHOCOLATE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2003 and 2002

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at December 31, 2001	10,000	$1,110,018	$(1,090,717)	$19,301

Net Loss	-	-	(217,880)	(217,880)

Balance at December 31, 2002	10,000	1,110,018	(1,308,597)	(198,579)

Net Loss	-	-	(985,527)	(985,527)

Balance at December 31, 2003	10,000	$1,110,018	$(2,294,124)	$(1,184,106)

The accompanying notes are an integral part of the financial statements

DEBAS CHOCOLATE, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2003 and 2002

	2003	2002

Cash flows from operating activities:
Net loss	$(985,527)	$(217,880)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization expense	71,680	81,115
Provision for bad debts	5,051	10,379
Provision for inventory obsolescence	978,921	170,461
Changes in operating assets and liabilities:
Accounts and notes receivable	(19,410)	19,863
Inventory	(627,501)	(235,416)
Prepaid expenses and other current assets	5,011	5,049
Accounts payable and accrued liabilities	250,570	(30,547)

Net cash used by operating activities	(321,205)	(196,976)

Cash flows from investing activities:
Acquisition of equipment	(20,671)	(6,717)
Acquisition of land and building	-	(483,679)
Acquisition of intangibles	(14,755)	(1,500)

Net cash used in investing activities	(35,426)	(491,896)

Cash flows from financing activities:
Proceeds from notes payable and long-term debt	81,000	831,000
Proceeds from related party and individual advances	153,521	172,078
Payments of notes payable and long-term debt	(94,814)	(26,640)
Payments of capital lease obligations	(19,895)	(27,541)
Payments of related party and individual advances	-	(20,000)

Net cash provided by financing activities	119,812	928,897

Net increase (decrease) in cash and cash equivalents	(236,819)	240,025

Cash and cash equivalents at beginning of year	244,554	4,529

Cash and cash equivalents at end of year	$7,735	$244,554

The accompanying notes are an integral part of the financial statements

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Background and Summary of Significant Accounting Policies

Debas Chocolate, Inc., a California corporation (the “Company”) is a manufacturer of gourmet quality chocolate products with a principal production facility located in Fresno, California. The Company has been in business for over seventeen years and has focused its operations on “high-end” gourmet chocolates. Guy Debbas was the Company’s sole stockholder, prior to the sale of the Company to House of Brussels Chocolates on July 28, 2004.

Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable result from sales to wholesale customers and are net of an allowance for doubtful accounts and returns. The Company reviews the allowances on a quarterly basis, and at that time, the allowances are adjusted to maintain them at an amount estimated to be adequate to cover any future losses.

Inventories

Inventories include finished goods, packaging supplies, and raw materials. Finished goods are valued at the lower of cost or net realizable value, on a weighted average basis. Packaging and raw materials are valued at the lower of cost or net realizable value, on a first in first out basis.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated using a declining balance method over the estimated useful lives of the assets, as shown in the table below. Maintenance and repair expenditures are charged to expense as incurred.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Background and Summary of Significant Accounting Policies, continued

Property, Plant and Equipment, continued

Description	Life	Method

Building and building improvements	20 years	Declining balance
Transportation equipment	5 years	Declining balance
Computer equipment and software	5 years	Declining balance
Furniture and fixtures	5 years	Declining balance
Production equipment and molds	10 years	Declining balance
Equipment under capital leases	5 years	Declining balance

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of long-lived assets to future undiscounted net cash flows expected to be generated, in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Revenue Recognition

The Company records sales when all of the following criteria have been met: a valid customer order with a fixed price has been received; a delivery appointment with the customer has been made; the product has been shipped in accordance with the delivery appointment within the required lead time; there is no further significant obligation to assist in the resale of the product; and collectibility is reasonably assured. Net sales include revenue from the sale of finished goods and royalty income, net of allowances for trade promotions, consumer coupon programs and other sales incentives, and allowances and discounts associated with aged or potentially unsaleable products. Trade promotions and sales incentives primarily include reduced price features, merchandising displays, sales growth incentives, new item allowances and cooperative advertising.

Cost of Sales

Cost of sales represents costs directly related to the manufacture and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling, warehousing and the depreciation of manufacturing, warehousing and distribution facilities. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance and property taxes.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Background and Summary of Significant Accounting Policies, continued

Selling Marketing and Administrative

Selling, marketing and administrative expenses represent costs incurred in generating revenues and in managing the business of the Company. Such costs include advertising and other marketing expenses, salaries, employee benefits, incentive compensation, research and development, travel, office expenses, amortization of capitalized software and depreciation of administrative facilities.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are provided to reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial amounts at year-end.

New Accounting Pronouncements

In January 2003 and as revised in December 2003, the Financial Accounting Standards Board "FASB" issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", addresses consolidation by business enterprises of variable interest entities. Prior to this interpretation, two enterprises generally had been included in consolidated financial statements because one enterprise controls the other through voting interests. This interpretation defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks among the parties involved. The Company's adoption of this interpretation did not have an impact on its financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities”. In December 2003, the FASB issued a revision to FIN 46 (FIN 46R). FIN 46R clarifies the application of ARB No. 51, “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Background and Summary of Significant Accounting Policies, continued

New Accounting Pronouncements

Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies that are not small business issuers to the end of the first reporting period ending after March 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered “special-purpose entities” in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. The Company does not have any special purpose entities or variable interest entities as defined under FIN 46R.

In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer’s equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company’s financial condition or results of operations.

In November 2004 the FASB issued SFAS No. 151, “Inventory Costs”. The new Statement amends ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on our financial condition or results of operations.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Background and Summary of Significant Accounting Policies, continued

New Accounting Pronouncements

In December 2004 the FASB issued revised SFAS No. 123R, "Share-Based Payment".  SFAS No. 123R sets accounting requirements for "share-based" compensation to employees and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. SFAS No. 123R is effective in interim or annual periods beginning after June 15, 2005.  The Company will be required to adopt SFAS No. 123R in its third quarter of fiscal 2005 and currently discloses the effect on net (loss) income and (loss) earnings per share of the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is currently evaluating the impact of the adoption of SFAS 123R on its financial position and results of operations, including the valuation methods and support for the assumptions that underlie the valuation of the awards.

In December 2004 the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29".  SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The Company's adoption of SFAS No. 153 is not expected to have a material impact on its financial position or results of operations.

2.	Acquisition of the Company by House of Brussels Chocolates, Inc.

On July 28, 2005, House of Brussels Chocolates, Inc. acquired all of the outstanding common stock of the Company. Following is an analysis of the assets sold and consideration received in the transaction:

Amount

Assets sold:
Accounts and notes receivable	$65,750
Inventory	314,535
Prepaid expenses and other current assets	4,600
Property, plant and equipment	897,180
Intangible assets	39,742

Total assets sold	1,321,807

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Acquisition of the Company by House of Brussels Chocolates, Inc., continued

Liabilities assumed and consideration:
Cash payment	200,000
Assumption of liabilities	2,791,820
Stock of House of Brussels Chocolates, Inc.	930,000

Total	3,921,820

Liabilities assumed and consideration in excess of assets sold	2,600,013

Less consideration retained in escrow
Cash	150,000
Stock of House of Brussels Chocolates, Inc.	650,000

Total retained in escrow	800,000

Net gain	$1,800,013

3.	Trade Accounts and Notes Receivable

Following is an analysis of trade accounts and notes receivable at December 31, 2003 and 2002:

	2003	2002

Trade accounts receivable	$288,511	$274,152
Trade notes receivable	22,915	22,915

	311,426	297,067
Less allowance for doubtful accounts	40,000	40,000

	$271,426	$257,067

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

4.	Inventories

Following is an analysis of inventories at December 31, 2003 and 2002:

	2003	2002

Raw materials	$204,700	$293,399
Packaging and supplies	55,563	242,220
Finished goods	93,062	169,129

	$353,325	$704,745

During the years ended December 31, 2003 and 2002, the Company performed reviews of inventory obsolescence and impairment adjustments of $978,821 and $170,461, respectively.

5.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 31, 2003 and 2002 consisted primarily of prepaid property taxes and expenses related to future trade shows.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

6.	Land, Property, Plant & Equipment

Land, property, plant & equipment, at December 31, 2003 and 2002, consists of the following:

	2003	2002

Land	$108,750	$108,750
Building	374,930	374,930
Leasehold improvements	37,878	37,878
Transportation equipment	17,498	17,498
Computer equipment and software	112,775	109,305
Furniture and fixtures	18,744	18,744
Production equipment and molds	584,294	547,083
Other equipment	33,413	33,413

	1,288,282	1,247,601

Less accumulated depreciation	587,143	515,455

	$701,139	$732,146

7.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31, 2003 and 2002, consists of the following:

	2003	2002

Book overdraft	$156,766	$-
Accounts payable	334,247	207,850
Accrued payroll taxes	149,597	156,974
Other accrued liabilities	8,000	-
Credit cards payable	109,826	143,042

	$758,436	$507,866

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

8.	Notes Payable and Long-Term Debt

Following is an analysis of notes payable and long-term debt at December 31, 2003 and 2002:

	2003	2002

Note payable to California Bank & Trust under a $230,000 Small Business Admistration loan agreement. This note bears interest of prime (4.00 % per year at December 31, 2003) plus 1.50% per year and is due in monthly payments of approximately $2,900 through August 2009. This note is collateralized by substantially all assets of the Company.	$153,571	$173,243

Note payable to Bank of America under a $100,000 revolving line of credit. This line of credit bears interest at the banks reference rate (4.00 % per year at December 31, 2003) plus 3.7350 per year and matures in June 2004. This note is collateralized by the guarantee of the Company's sole stockholder.	100,000	100,000

Note payable to Business Loan Express under a $750,000 mortgage on the Company’s land, plant building and other assets. This note bears interest at the banks reference rate (1.50 % per year at December 31, 2003) plus 5.58% per year and matures in December 2027. This note is also collateralized by the guarantee of the Company's sole stockholder.	738,930	750,000

Note payable to one of the Company's primary suppliers Schokinag Chocolate North America, Inc. This note bears interest at 6.5% per year and is due in monthly payments of $6,142, including interest, through November 2006 and is collateralized by the guarantee of the primary stockholder.	226,529	199,024

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

8.	Notes Payable and Long-Term Debt, continued

	2003	2002

Note payable to County Bank under a $149,502Small Business Administration loan agreement. This note bears interest at the banks prime rate (4.00% per year at December 31, 2003) plus 2.50% per year and is due in monthly payments of approximately $2,900 through September 2008	143,112	149,951

Other notes payable	16,113	19,569

	$1,378,255	$1,391,787

Following is an analysis of future annual maturities of notes payable long-term debt:

Amount
Year ending December 31,
2004	$419,992
2005	140,617
2006	141,357
2007	78,565
2008	81,719
Thereafter	516,005

$1,378,255

9.	Capital Lease Obligations

The Company leases certain office and production equipment under leases that are classified as capital leases. Following is an analysis of the Company’s obligation under capital leases at December 31, 2003:

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

9.	Capital Lease Obligations

Amount
Future annual minimum lease payments under capital leases:
Year ending December 31,
2004	$30,296
2005	16,087
2006	7,208
2007	5,219
2008	4,351

Total minimum lease payments	63,161

Less amount representing interest	10,970

Obligation under capital leases	52,191

Less current portion	23,997

$28,194

10.	Income Taxes

At December 31, 2003, the Company has available unused net operating loss carryforwards of approximately $2,200,000 for tax reporting purposes that may be applied against future taxable income. These net operating losses expire in years through 2023.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial and tax reporting purposes. The sources of the temporary differences and their effect on net deferred taxes were substantially all related to net operating loss carryforwards at December 31, 2003 and 2002.

At December 31, 2003 and 2002, the Company provided a 100% valuation allowance against its net deferred tax assets because it could not determine whether it was more likely than not that the deferred tax asset would be realized.

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is substantially all related to increases in the valuation allowance against deferred tax assets.

DEBAS CHOCOLATE, INC.
NOTES TO FINANCIAL STATEMENTS

10.	Related Party Transactions

During the years ended December 31, 2003 and 2002, the Company engaged in various transactions with its sole stockholder as follows:

1.	As described in note 8, the stockholder guarantees substantially all debt of the Company.

2.
The sole stockholder has also supported the Company’s operations by advancing funds to cover cash shortages experienced by the Company. Such advances total $259,510 and $95,782 at December 31, 2003 and 2002, respectively.

HOUSE OF BRUSSELS CHOCOLATES INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 29, 2004, House of Brussels Chocolates Inc. (“the Company”) entered a Stock Purchase Agreement with DeBas Chocolate, Inc., a California corporation (“DeBas”) whereby we purchased all of the outstanding common stock of DeBas. The Company entered into the transaction to increase its business of manufacturing and retailing gourmet chocolate products. As part of the transaction, we acquired the specially designed manufacturing plant and production facility in which DeBas operates and retained Guy Debbas, Founder and President of DeBas, as Vice President of Product Development under a five-year employment agreement.

DeBas was acquired for a purchase price of $1,130,000 payable $200,000 in cash plus 324,042 shares of our restricted common stock (“HBSL Stock”), valued at $930,000 (calculated using the 5-day average of market closing price of our common stock). The Stock Purchase Agreement provided that of the $200,000 cash and 324,042 shares of HBSL Stock, $150,000 cash and 226,481 shares of HBSL Stock would be held in escrow subject to distribution to either Mr. Debbas or for cancellation by us in accordance with the terms and conditions of the Stock Purchase Agreement and Escrow Agreement. The funds utilized for the purchase were derived from cash of the Company.

The Unaudited Proforma Condensed Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at May 1, 2002, nor are they indicative of the Company's future results of operations.

The Unaudited Proforma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and related notes thereto.

HOUSE OF BRUSSELS CHOCOLATES INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
April 30, 2004

ASSETS	House of Brussels Chocolates Inc.	Debas Chocolate, Inc.		Proforma Adjustments	Proforma Consolidated
Current assets:
Cash and cash equivalents	$153,438	$7,735	A	$(161,173)	$-
Accounts and notes receivable	414,835	271,426		-	686,261
Inventory	1,286,838	353,325		-	1,640,163
Prepaid expenses and other	479,386	10,854		-	490,240

Total current assets	2,334,497	643,340		(161,173)	2,816,664

Property, plant and equipment, net	1,006,990	701,139	B	598,000	2,306,129
Intangible assets - goodwill	-	-	B	1,716,106	1,716,106
Investment in Debas Chocolates, Inc.			A	1,130,000
			B	(1,130,000)
Intangible assets - patents	75,046	34,460		-	109,506

Total assets	$3,416,533	$1,378,939		$2,152,933	$6,948,405

The accompanying notes are an integral part of the unaudited proforma condensed consolidated financial statements

HOUSE OF BRUSSELS CHOCOLATES INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
April 30, 2004

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	House of Brussels Chocolates Inc.	Debas Chocolate, Inc.		Proforma Adjustments	Proforma Consolidated
Current liabilities:
Current maturities of notes payable and long-term debt	$-	$419,992		$-	$419,992
Current portion of capital lease obligation	-	23,997		-	23,997
Accounts payable and accrued liabilities	902,286	758,436	A	38,827	1,699,549
Due to the Stockholder, individuals and related parties	313,983	374,163		-	688,146

Total current liabilities	1,216,269	1,576,588		38,827	2,831,684

Notes payable and long-term debt, net of current maturities	-	958,263			958,263
Capital lease obligation, net of current portion	-	28,194		-	28,194

Total liabilities	1,216,269	2,563,045		38,827	3,818,141

Commitments and contingencies

Stockholders' equity (deficit)
Common stock	25,561	1,110,018	A	324
			B	(1,110,018)	25,885
Additional paid-in capital	11,127,653	-	A	929,676	12,057,329
Accumulated deficit	(9,294,610)	(2,294,124)	B	2,294,124	(9,294,610)
Accumulated other comprehensive income	341,660	-		-	341,660

Total stockholders' (equity) deficit	2,200,264	(1,184,106)		2,114,106	3,130,264

Total liabilities and stockholders' (equity) deficit	$3,416,533	$1,378,939		$2,152,933	$6,948,405

The accompanying notes are an integral part of the unaudited proforma condensed consolidated financial statements

HOUSE OF BRUSSELS CHOCOLATES INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Year Ended April 30, 2004

	House of Brussels Chocolates Inc.	Debas Chocolate, Inc.		Proforma Adjustments	Proforma Consolidated

Sales	$2,480,536	$2,238,147		$-	$4,718,683
Cost of goods sold	2,473,522	2,286,679	C	34,040	4,794,241

Gross margin	7,014	(48,532)		(34,040)	(75,558)

Selling, general and administrative expenses	3,668,390	765,723		-	4,434,113

Loss from operations	(3,661,376)	(814,255)		(34,040)	(4,509,671)

Interest expense	(106,385)	(171,272)		-	(277,657)

Net loss	$(3,767,761)	$(985,527)		$(34,040)	$(4,787,328)

Weighted average shares outstanding - basic and diluted	21,234,238		D	324,042	21,558,280

Net loss per common share	$(0.18)				$(0.22)

The accompanying notes are an integral part of the unaudited proforma condensed consolidated financial statements

HOUSE OF BRUSSELS CHOCOLATES INC.
NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	Basis of Presentation

On July 29, 2004, House of Brussels Chocolates Inc. (“the Company”) entered a Stock Purchase Agreement with Debas Chocolate, Inc., a California corporation (“Debas”) whereby we purchased all of the outstanding common stock of Debas. The Company entered into the transaction to increase its business of manufacturing and retailing gourmet chocolate products. As part of the transaction, we acquired the specially designed manufacturing plant and production facility in which DeBas operates and retained Guy Debbas, Founder and President of Debas, as Vice President of Product Development under a five-year employment agreement.

Debas was acquired for a purchase price of $1,130,000 payable $200,000 in cash plus 324,042 shares of our restricted common stock (“HBSL Stock”), valued at $930,000 (calculated using the 5-day average of market closing price of our common stock). The Stock Purchase Agreement provided that of the $200,000 cash and 324,042 shares of HBSL Stock, $150,000 cash and 226,481 shares of HBSL Stock would be held in escrow subject to distribution to either Mr. Debbas or for cancellation by us in accordance with the terms and conditions of the Stock Purchase Agreement and Escrow Agreement. The funds utilized for the purchase were derived from cash of the Company.

The accompanying unaudited proforma condensed consolidated statements of operations for the year ended April 30, 2004 give effect to the transaction as if it had occurred at May 1, 2003.

The Company believes that the assumptions used in preparing the unaudited proforma condensed consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the Debas acquisition (other than any synergies anticipated by the Company, and nonrecurring charges directly attributable to the purchase and nonrecurring charges that will result from combining operations), and that the proforma adjustments give effect to those assumptions in the unaudited proforma condensed consolidated statements of operations.

2.	Proforma Adjustments

Proforma adjustments to the Unaudited Proforma Condensed Consolidated Financial Statements are as follows:

A.
Reflects the payment of the $1,130,000 purchase price achieved by payment of $200,000 cash and issuance of 324,042 shares of the Company’s common stock with a value of $930,000. A book overdraft to satisfy the cash portion of the purchase price was assumed for the difference between cash at April 30, 2004 and the $200,0000 required for the purchase.

B.	Reflect the elimination of intercompany balances and the consolidation of Debas as a wholly owned subsidiary of the Company.

C.	Reflects additional depreciation expense arising from the increase in value associated with Debas' property, plant and equipment.

D.	Reflects shares issued for Debas acquisition.